UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM	8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 9, 2024
PILGRIM'S PRIDE CORPORATION
(Exact Name of registrant as specified in its charter)

Delaware		1-9273	75-1285071
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(IRS Employer Identification No.)

1770 Promontory Circle		80634-9038
Greeley	CO	(Zip Code)
(Address of principal executive offices)
Registrant's telephone number, including area code: (970) 506-8000
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on Which Registered
Common Stock, Par Value $0.01	PPC	The Nasdaq Stock Market LLC
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
    Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
    If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 8, 2024, Wesley Mendonça Batista Filho and Joanita Karoleski each notified Pilgrim’s Pride Corporation (the “Company”) of their resignations from their respective positions on the Board of Directors (the “Board”) of the Company, effective February 8, 2024. The resignations of Mr. Batista Filho and Ms. Karoleski were not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.
Pursuant to the Company’s Certificate of Incorporation and Bylaws, on February 8, 2024, the JBS Nominating Committee of the Board appointed Wesley Mendonça Batista and Joesley Mendonça Batista, each as a Director (together, the “New Directors”), to fill the vacancies and to serve until their successors are elected and qualified or until their earlier resignation or removal. The New Directors have no special arrangements or understandings with the Company and are not expected to serve on any committees and will not receive any compensation for their service on the Board.
JBS Wisconsin Properties, LLC, which is a wholly-owned, indirect subsidiary of JBS S.A. (“JBS”), owns approximately 83% of the Company’s outstanding common stock. JBS is ultimately controlled by the New Directors, who jointly control and equally and indirectly own: (1) 100% of the equity interests in J&F Investimentos S.A. (“J&F”), a Brazilian corporation; and (2) 100% of the equity interests in JBS Participações Societárias S.A. (“JBS Participações”), a Brazilian corporation. J&F and JBS Participações collectively own approximately 48.83% of the outstanding equity capital of JBS.
Wesley Mendonça Batista, 53, is a co-controlling shareholder of J&F, one of the largest business groups in Brazil. Mr. Wesley Batista brings more than 35 years of experience in the protein industry and provides extensive operational expertise and business management experience to the Company. He currently serves as Vice President of the J&F Institute, a non-profit organization that was created 14 years ago to transform businesses into companies committed to educating their communities.
Joesley Mendonça Batista, 52, is a co-controlling shareholder of J&F. Mr. Joesley Batista brings more than 35 years of experience in the protein industry, expertise in protein production operations and business management experience to the Company. He currently serves as President of the J&F Institute.
As previously disclosed by the Company, J&F and certain of its affiliates have engaged in related party transactions with the Company. For a description of these transactions, see “Related Party Transactions” in our most recently filed definitive proxy statement on Schedule 14A (filed on March 27, 2023).
Item 7.01 Regulation FD Disclosure.
A copy of the media statement regarding the resignation of Wesley Mendonça Batista Filho and Joanita Karoleski and the appointment of Wesley Mendonça Batista and Joesley Mendonça Batista to the Board is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Media Statement, dated February 9, 2024

104	Cover Page Interactive Data File formatted in iXBRL

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PILGRIM’S PRIDE CORPORATION

Date:	February 9, 2024	/s/ Matthew Galvanoni
Matthew Galvanoni
Chief Financial Officer and Chief Accounting Officer